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                                                                    EXHIBIT (23)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan and the Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan, and the Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan and the Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan of our report dated July 19, 2001, with respect to the consolidated financial statements and schedule of Unifi, Inc. included in this Annual Report (Form 10-K) for the year ended June 24, 2001.


                                             /s/ Ernst & Young LLP

Greensboro, North Carolina
September 19, 2001